EXHIBIT 99.1

Jensyn Acquisition Corp. Stockholders Approve Extension of Time to Complete Business Combination

Freehold, N.J.—August 30, 2018—(PRNewswire)-Jensyn Acquisition Corp. (NASDAQ:JSYN) (“Jensyn Acquisition” or the “Company”), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced that stockholders have approved an extension of the date by which it must complete its initial business combination to January 3, 2019. Stockholders holding an aggregate of 94,200 shares of common stock exercised their right to convert their shares into cash in connection with the extension.

About Jensyn Acquisition Corp.

Jensyn Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements of the proposed business combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, please refer to the “Risk Factors” section of Jensyn Acquisition’s Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the United States Securities and Exchange Commission by Jensyn Acquisition. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and except as expressly required by applicable securities law, Jensyn Acquisition disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Raymond

President and Chief Executive Officer

Jensyn Acquisition Corp.

+1 (888) 536-7965

jeff.raymond@jensyn.com

www.jensyn.com